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                                                                   Exhibit 12.1
                                                                   ------------


Moll Industries, Inc.
Ratio of Earnings to Fixed Charges, Ratio of Earnings to
Cash Interest Expense and Ratio of Net Debt to EBITDA

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
Fixed Charge Calculation
Income before taxes and extraordinary item                   (31,768)
Fixed charges                                                 32,328
                                                             -------
                                                                 560

Fixed charges                                                 32,328
                                                             -------
                                                                 0.0
                                                             =======
Fixed charges:
    Interest                                                  30,468
    Rent (1/3 of annual expense)                               1,860
                                                             -------
                                                              32,328
                                                             =======
Ratio of Earnings to Cash Interest Expense

Earnings                                                         560
Cash Interest Expense                                         28,634
                                                             -------
                                                                 0.0
                                                             =======
Net Debt to EBITDA

Debt                                                         252,823
EBITDA                                                        23,423
                                                             -------
                                                                10.8
                                                             =======
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